                                                           Exhibit No. EX-99.j.1

                               CONSENT OF COUNSEL

     We hereby  consent to the use of our name and to the references to our Firm under the caption  "Legal  Counsel" in the Statement of  Additional  Information
that is included in Pre-Effective  No. 1 to the  Registration  Statement on Form
N-1A under the  Investment  Company Act of 1940,  as amended,  of Academy  Funds
Trust.  This  consent  does not  constitute  a  consent  under  Section 7 of the
Securities Act of 1933, as amended, and in consenting to the use of our name and the  references to our Firm under such caption we have not certified any part of the  Registration  Statement and do not otherwise  come within the categories of persons whose consent is required  under Section 7 or the rules and  regulations of the Securities and Exchange Commission thereunder.

/s/Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
December 27, 2007